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                                                                    EXHIBIT 23.2

Consent of PricewaterhouseCoopers LLP



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-23123) of Multimedia Games, Inc. of our report dated December 4, 1998 relating to the financial statements of Multimedia Games, Inc. as of September 30, 1998 and for the years ended September 30, 1998 and 1997, which appears in the Annual Report on Form 10-K for the year ended September 30, 1999.



PricewaterhouseCoopers LLP


Tulsa, Oklahoma
November 30, 2000